Exhibit 15.1

Our ref    DLK/675098-000007/24306082v2

Boqii Holding Limited

6F, Building 1

No.399 Shengxia Road

Pudong New District

Shanghai

People’s Republic of China

27 July 2022

Dear Sirs

Boqii Holding Limited

We have acted as Cayman Islands legal advisers to Boqii Holding Limited (the “Company”) in connection with the Company’s annual report on Form 20-F for the fiscal year ended March 31, 2022 (“Form 20-F”), filed with the Securities and Exchange Commission under the U.S. Securities Act of 1933.

We hereby consent to the filing of this opinion as an exhibit to the Form 20-F and to the reference to our name under the heading “Item 10. Additional Information – E. Taxation” included in the Form 20-F, and further consent to the incorporation by reference into the Registration Statements on Form S-8 (No. 333-256675) and Form S-8 (No. 333-265313). In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

Yours faithfully

/s/ Maples and Calder (Hong Kong) LLP

Maples and Calder (Hong Kong) LLP